EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Michael J. McCoy, Jody H. Feragen, and Mark P. Kalvoda with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report of Form 10-K of Hormel Foods Corporation (“Hormel”) for Hormel’s fiscal year ended October 26, 2002, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JOEL W. JOHNSON	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	November 25, 2002
Joel W. Johnson

/s/ MICHAEL J. McCOY	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 25, 2002
Michael J. McCoy

/s/ GARY J. RAY	Executive Vice President, Refrigerated Foods and Director	November 25, 2002
Gary J. Ray

/s/ ERIC A. BROWN	Group Vice President, Prepared Foods and Director	November 25, 2002
Eric A. Brown

/s/ JOHN W. ALLEN	Director	November 25, 2002
John W. Allen

/s/ JOHN R. BLOCK	Director	November 25, 2002
John R. Block

/s/ WILLIAM S. DAVILA	Director	November 25, 2002
William S. Davila

/s/ E. PETER GILLETTE, JR.	Director	November 25, 2002
E. Peter Gillette, Jr.

/s/ LUELLA G. GOLDBERG	Director	November 25, 2002
Luella G. Goldberg

/s/ SUSAN L. MARVIN	Director	November 25, 2002
Susan L. Marvin

/s/ DAKOTA PIPPINS	Director	November 25, 2002
Dakota A. Pippins

/s/ JOHN G. TURNER	Director	November 25, 2002
John G. Turner

/s/ ROBERT R. WALLER	Director	November 25, 2002
Dr. Robert R. Waller